EXHIBIT 10.1



               AMLI RESIDENTIAL PROPERTIES TRUST
                 EXECUTIVE SHARE PURCHASE PLAN


     1. BACKGROUND AND PURPOSE. Amli Residential Properties Trust, a Maryland real estate investment trust (the "REIT"), the general partner of Amli Residential Properties, L.P., a Delaware limited partnership (the "Partnership"), has established the Amli Residential Properties Trust Executive Share Purchase Plan (the "Plan"), effective as of May 1, 1996. The Partnership owns all of the preferred stock of Amli Management Company, a Delaware corporation, Amli Institutional Advisors, Inc., an Illinois corporation, and Amrescon, Inc., a Delaware corporation, and each of such entities is referred to herein individually as a "Service Company" and collectively as the "Service Companies". The Partnership may from time to time acquire, directly or indirectly, a greater than 50% economic interest in other entities that may adopt the Plan and become additional Service Companies hereunder, with the consent of the Executive Compensation Committee of the REIT. The REIT, the Partnership, and the Service Companies are referred to individually herein as an "Affiliated Company" and collectively as "Affiliated Companies".

     The Plan is intended to enable the REIT, the Partnership and the Service Companies to attract and retain qualified trustees, officers and other key employees by providing such individuals the opportunity to share in the growth and success of the REIT and Partnership through proprietary interests in the REIT or Partnership.

     2. ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in a committee appointed by the Board of Trustees of the REIT (the "REIT Committee"). Any interpretation of the Plan by the REIT Committee and any decision made by the REIT Committee on any matter within its discretion is final and binding on all persons. No member of the REIT Committee shall be liable for any action or determination made with respect to the Plan.

     3. PARTICIPATION. Trustees, officers and employees of the Affiliated Companies shall become "Participants" in the Plan in accordance with the following:

     (a) All trustees of the REIT who are not employees of an Affiliated Company shall be eligible to participate in the Plan.

     (b) The REIT Committee shall determine and designate the officers and key employees of the REIT and Partnership that shall be eligible to participate in the Plan.

     (c) Each Service Company Committee shall determine and designate the officers and key employees of such Service Company that shall be eligible to participate in the Plan. The term "Service Company Committee" means, with respect to each Service Company, the Board of Directors of such Service Company, or a committee appointed by such Board of Directors and composed of two or more members thereof for the purposes of granting purchase rights under the Plan and exercising certain administrative responsibilities with respect thereto.

     4. SHARE PURCHASE. Subject to the conditions and limitations of the Plan, each Participant who is a trustee or employee of the REIT shall have the opportunity to purchase common shares of beneficial interest, $.01 par value per share, of the REIT ("Shares"), and each Participant who is an employee of the Partnership or a Service Company shall have the opportunity to purchase units of limited partnership interest in the Partnership ("Units") in accordance with the following rules:

     (a) The maximum number of Shares which may be purchased in any calendar year by a Participant who is a trustee of the REIT is the number of Shares with a Fair Market Value of $100,000, determined using the Fair Market Value (as defined in paragraph 5) of the Shares as of the date of purchase.

     (b) The maximum number of Shares which may be purchased in any calendar year by an eligible Participant who is not a trustee of the REIT is the lesser of (i) the number of Shares with a Fair Market Value of 50 percent of the Participant's annual base salary, or (ii) the number of Shares with a Fair Market Value of $100,000, determined using the Fair Market Value of the Shares and base salary in effect as of the date of purchase.

     (c) The maximum number of Units which may be purchased in any calendar year is the lesser of (i) the number of Units with a Fair Market Value of 50 percent of the Participant's annual base salary, or (ii) the number of Units with a Fair Market Value of $100,000, determined using the Fair Market Value (as defined in paragraph 5) of the Units and base salary in effect as of the date of purchase.

     (d) Participants may only purchase Shares or Units, as applicable, once in any calendar year during one of the quarterly Window Periods during that year, as elected by the Participant. The term "Window Period" means the 10 business day period commencing on the third business


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          day following the REIT's public release of its quarterly
earnings.

     (e) A Participant shall purchase Shares or Units, as applicable, as of any date during the Window Period by notifying the applicable Committee in writing of his election to purchase Shares or Units under the Plan. Such notification shall specify the number of Shares or Units the Participant wishes to purchase and shall be accompanied by payment of the Purchase Price for such Shares or Units, together with any applicable withholding taxes. The withholding taxes, and the portion of the Purchase Price not being financed by a loan pursuant to paragraph 6, shall be paid by the Participant in cash or by check.

     (f) Units purchased shall represent limited partnership interests in the Partnership and shall be accorded the rights ("Conversion Rights") described in Section 4.2(e) of the Agreement of Limited Partnership of Amli Residential Properties, L.P., providing for the exchange of Units for Shares. A Participant who purchases Units shall be required to exercise his Conversion Rights simultaneously with the purchase of such Units.

     5. PURCHASE PRICE. The "Purchase Price" for each Share or Unit purchased under the Plan shall be equal to 85% of the Fair Market Value of a Share or Unit, as applicable, on the date such Shares or Units are purchased in accordance with paragraph 4. The "Fair Market Value" of a Share shall mean the average of the high and low prices for such Share for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred), as reported on the principal securities exchange on which the Shares are listed or admitted to trading. As of any date, the Fair Market Value of a Unit shall equal the Fair Market Value of a Share.

     6. PURCHASE LOAN. The Affiliated Company which employs the Participant shall make, at the election of the Participant, a loan (a "Loan") to such Participant in an amount of up to 80% of the Purchase Price of the Shares or Units purchased. The Loan may be used only for the purpose of financing the purchase, subject to the following:

     (a) Each Loan shall be evidenced by a promissory note and pledge agreement in such form as the applicable Committee shall approve; provided, that the note shall (i) provide full recourse to the Participant, (ii)



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          provide for interest at an annual rate equal to the rate on 10-
          Year Treasury bonds plus 150 basis points, compounded quarterly, (iii) be secured, pursuant to a pledge agreement, by the purchased Shares, including any Shares acquired through the exercise of Conversion Rights with respect to purchased Units, and (iv) comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     (b)  Each Loan shall provide for a term of no more than 10 years.

     (c) All principal and interest outstanding under a Loan with respect to any Participant will automatically become due and payable (i) 60 days after the date the Participant's employment with the Affiliated Companies terminates for any reason other than death, retirement on or after attainment of age 62, or following a Change in Control of the Company (as defined in paragraph 7), or (ii) 180 days after the date the Participant's employment with the Affiliated Companies terminates by reason of death, retirement on or after attainment of age 62, or following a Change in Control of the Company.

     (d) No Participant shall be eligible for a Loan if the principal amount of such Loan, when combined with the outstanding principal amount of other Loans made to the Participant, would exceed $200,000.

     7. RESTRICTIONS ON SHARES. During the Restricted Period (defined below), the following rules shall apply to Shares purchased under the Plan, and Shares acquired pursuant to Conversion Rights with respect to Units purchased under the Plan:

     (a) The Shares may not be sold, assigned, transferred, pledged (except to the appropriate Affiliated Company pursuant to a Loan) or otherwise encumbered.

     (b) The certificate representing such Shares shall be registered in the name of the Participant and shall be deposited with the appropriate Affiliated Company, together with a stock power (in such form as the Affiliated Company may determine).

     (c) The Participant shall be treated as a shareholder with respect to the Shares, including the right to vote such Shares.


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The "Restricted Period" is the period beginning on the date the Shares are purchased or, in the case of Shares acquired pursuant to the exercise of Conversion Rights with respect to purchased Units, the date such Units are purchased, and ending on the earlier of (i) the fifth anniversary of such purchase date, (ii) the date of a Change in Control, or (iii) the date of the Participant's termination of employment with the Affiliated Companies. For purposes of this paragraph 7, the term "Change in Control" means the happening of any of the following: (i) the Company is merged into or consolidated with another entity, or the shareholders of the Company approve a definitive agreement to sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which the beneficial ownership of the voting power of the Company, the surviving entity or entity directly or indirectly controlling the Company or the surviving entity, as the case may be, is held only by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Company immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership; or (ii) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing 20% or more of the combined voting power of the Company is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar share plan of the Company); or (iii) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Trustees of the Company cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

     8. TRANSFER AT TERMINATION OF RESTRICTED PERIOD. At the end of the Restricted Period with respect to any Shares, the certificate representing such Shares shall be transferred to the Participant (or the Participant's legal representative or heir) free of all restrictions; provided, however, that if the Shares are still serving as collateral under a Loan, such Shares shall continue to be held by the applicable Affiliated Company until released under the terms of the applicable pledge agreement.


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     9.   WITHHOLDING.  The Affiliated Companies shall have the right to require a Participant to pay to the Affiliated Company the amount of any taxes that are required to be withheld with respect to a Participant's participation in the Plan.

     10. NO EMPLOYMENT RIGHTS. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Affiliated Companies or the right to continue as a trustee of the REIT or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

     11. SHAREHOLDER OR PARTNER STATUS. No Participant in the Plan shall have any rights of a shareholder of the REIT or a partner in the Partnership until Shares or Units, as applicable, are issued to such Participant. Shares issued under the Plan may be acquired from authorized but unissued Shares or Shares held in the REIT's treasury, or both.

     12. AMENDMENT OF THE PLAN. Subject to any approval of the shareholders of the REIT which may be required, the Board of Trustees of the REIT may at any time amend, suspend or terminate the Plan.




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